Exhibit 10.3

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of January 18, 2012, by and among: JAZZ PHARMACEUTICALS PLC (f/k/a Azur Pharma Limited) a public limited company formed under the laws of Ireland (registered number 504402) whose registered address is 45 Fitzwilliam Square, Dublin 2, Ireland (“Company”); JAZZ PHARMACEUTICALS, INC. (“Jazz, Inc.”); Seamus Mulligan, as representative (the “Indemnitors’ Representative”) of certain shareholders of the Company; and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association (the “Escrow Agent”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement, a copy of which has been delivered to the Escrow Agent solely for allowing the Escrow Agent access to the definitions set forth therein.

RECITALS

A. The Company, Jazz, Inc., Jaguar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and the Indemnitors’ Representative (solely in his capacity as such) have entered into an Agreement and Plan of Merger and Reorganization dated as of September 19, 2011 (including the schedules thereto, the “Merger Agreement”).

B. The Merger Agreement contemplates the establishment of an escrow account into which Azur Ordinary Shares and/or cash are to be deposited by the Indemnitors to be held as security for the Indemnitors’ indemnification obligations for Losses under Article IX of the Merger Agreement.

C. The Indemnitors’ Representative has been designated as the representative of the Indemnitors to, among other things, defend or settle claims for which the Indemnitees may be entitled to indemnification under the Merger Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS.

1.1. “Escrow Shares” shall mean the Azur Ordinary Shares deposited into the Escrow Account by or on behalf of the Indemnitors.

1.2. “Escrow Property” shall mean the Escrow Shares and Escrow Cash deposited pursuant to this Agreement, plus all income and interest earned on such Escrow Shares or Escrow Cash, and all dividends and other distributions and payments thereon received by the Escrow Agent (to the extent such dividends and other distributions are to be held by the Escrow Agent pursuant to Section 2.4), less any Escrow Shares or Escrow Cash distributed, delivered or paid pursuant to this Escrow Agreement. It is hereby agreed that any income earned on the Escrow Property held on behalf of an Indemnitor and retained by the Escrow Agent pursuant to the terms of this Agreement shall constitute and become part of the definition of Escrow Property held for the benefit of such Indemnitor.

1.3. “FMV” with respect to an Escrow Share as of a particular date shall be the closing price of an Azur Ordinary Share on the Nasdaq Stock Exchange on the last trading day prior to such date.

1.4. “Indemnification Expiration Time” shall mean the date that is 18 months after the Closing Date.

1.5. “Indemnitors” shall mean the Azur Securityholders listed on Exhibit A.

1.6. “Pro Rata Percentage” has the meaning set forth in the Merger Agreement and is set forth with respect to each Indemnitor on Exhibit A.

1.7. “Respective Contribution” with respect to any distribution of Escrow Property to be made to an Indemnitee shall mean with respect to each Indemnitor, such Indemnitor’s Pro Rata Percentage of such distribution.

SECTION 2. ESCROW AND INDEMNIFICATION

2.1. Escrow Account.

(a) Escrow of Shares. On or promptly (but within ten Business Days) following the Closing Date and in accordance with the Deed of Covenant, each Indemnitor shall cause to be delivered to the Escrow Agent (i) that number of Escrow Shares in book entry form set forth with respect to such Indemnitor’s name in column 3 of Exhibit A or, at the Indemnitor’s sole discretion, (ii) cash in an amount equal to the product of: (A) such number of Escrow Shares set forth with respect to such Indemnitor’s name in column 3 of Exhibit A, multiplied by (B) the FMV as of the date of such delivery (any cash deposited by an Indemnitor pursuant to this clause “(ii)” or otherwise pursuant to this Agreement, the “Escrow Cash”). The Escrow Agent agrees to accept delivery of the Escrow Shares and the Escrow Cash and to hold the Escrow Shares and the Escrow Cash in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement and the Merger Agreement.

(b) Substitution of Escrow Cash for Escrow Shares. Each of the Indemnitors shall have the right at any time (except as otherwise provided in Section 3.1(b)) to substitute cash for some or all of the Escrow Shares deposited on behalf of such Indemnitor and have such Escrow Shares distributed to them by depositing with the Escrow Agent pursuant to the instructions set forth on Exhibit D (the “Deposit Instructions”) cash in an amount equal to the FMV as of the date of such deposit of such Escrow Shares to be so distributed. Within three Business Days following receipt by the Escrow Agent of such deposit (including properly completed and executed Deposit Instructions), the Escrow Agent shall distribute the Escrow Shares to be so distributed in accordance with Sections 3.3 and 3.4.

(c) Escrow Property Records. The Escrow Agent shall hold separate the Escrow Cash received from each Indemnitor (each such separate fund, the “Cash Fund”) and shall keep records of the amount of funds held in each Cash Fund for the benefit of, and Escrow Shares attributable to, each Indemnitor by updating columns 5 and 6 of Exhibit A to reflect any changes to the number of Escrow Shares attributable to any Indemnitor or amount of any Escrow Cash allocated to such Indemnitor. The Escrow Agent shall not be required to (but may at its discretion) establish actual separate trust accounts for each Indemnitor, so long as Escrow Agent maintain records of the Escrow Property attributable to each Indemnitor, as described above.

2.2. Escrow Shares Beneficial Ownership. For purposes of this Agreement, each of the Indemnitors is the beneficial owner of that number of Escrow Shares set forth with respect to such Indemnitor’s name in column 5 of Exhibit A. It is hereby acknowledged that one or more of the Indemnitors may beneficially own the Escrow Shares set forth in respect of such Indemnitor in column 5 in trust for or otherwise on behalf of other Persons, but for purposes of this Agreement such Indemnitor(s) shall be considered the beneficial owner(s) of such Escrow Shares. The Indemnitors’ Representative shall have the right, on behalf of, and pursuant to instructions from, the Indemnitors, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares held for the benefit of such Indemnitor, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

2.3. Interest, Dividends, Etc. The Company and the Indemnitors’ Representative (on behalf of each of the Indemnitors) agree among themselves that:

(a) Any shares of the Company’s capital stock issuable (whether by way of dividend, stock split or otherwise) in respect of, or in exchange for, any Escrow Shares held in the Escrow Account (including pursuant to any reorganization involving the Company) (the “Additional Securities”) shall not be distributed to the beneficial owners of such Escrow Shares, but instead shall be delivered to the Escrow Agent and shall constitute Escrow Property; provided, however, notwithstanding the foregoing, if in connection with the issuance of such Additional Securities, the beneficial owner of the Escrow Shares has the right to choose whether to receive cash or any property other than Azur Ordinary Shares in lieu of such Additional Securities, then such Additional Securities shall be distributed to the beneficial owner of such Escrow Shares as indicated on Exhibit A and shall not constitute Escrow Property.

(b) Except as set forth in Section 2.3(a) and Section 3.3, any property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving the Company) shall be distributed and issued to the beneficial owners of such Escrow Shares and shall not constitute Escrow Property.

(c) Subject to Section 2.3(a), any interest or income earned on any Cash Fund shall not be released to the Indemnitor who is the beneficial owner of such Cash Fund but instead shall become Escrow Property and constitute part of such Cash Fund and held by the Escrow Agent in accordance with the terms of this Agreement.

(d) The Escrow Agent shall invest the Cash Funds only in accordance with the provisions of Exhibit C hereto and shall keep records of such investments. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

2.4. Transferability. Except pursuant to this Section 2.4, the interests of the Indemnitors in the Escrow Account shall not be assignable or transferable, by operation of law or otherwise. This Section 2.4 shall not prohibit a transfer of any interests of the Indemnitors in the Escrow Account by an Indemnitor (i) to any member of such Indemnitor’s immediate family, or to a trust for the benefit of such Indemnitor or any member of such Indemnitor’s immediate family; (ii) pursuant to applicable laws of descent and distribution upon the death of an Indemnitor, or (iii) if such Indemnitor is a partnership or limited liability company, to one or more partners or members of such Indemnitor or to an affiliated corporation under common control with such Indemnitor. No assignment or transfer of any of such interests pursuant to the prior sentence shall be recognized or given effect until the Company and the Escrow Agent shall have received written notice of such assignment or transfer acknowledged by the Indemnitors’ Representative. Any attempt to assign in contravention of this Section 2.4 shall be null and void and have no force and effect.

2.5. Trust Fund. The Escrow Account and the Escrow Property shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Indemnitor or of any party hereto. Notwithstanding the foregoing, if the Escrow Account or the Escrow Property shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of amounts held in the Escrow Account shall be stayed or enjoined by any arbitration decision or court order, or any arbitration decision or court order shall be made or entered into affecting the Escrow Account or the Escrow Property, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such arbitration decision or court order. In the event the Escrow Agent obeys or complies with any arbitration decision or court order, it shall not be liable to any person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such arbitration decision or court order.

SECTION 3. DISTRIBUTION OF ESCROW PROPERTY

3.1. Distribution.

(a) Except as set forth in Section 3.2 and Section 3.3, the Escrow Agent shall distribute the Escrow Property only in accordance with (i) a joint written instrument delivered to the Escrow Agent that is executed by the Indemnitors’ Representative and the Company and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Property or (ii) the final binding and conclusive decision or order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the

Indemnitors’ Representative, that provides for the distribution of some or all of the Escrow Property (such written instrument or decision or order a “Distribution Notice”). Any order, judgment or decree presented to the Escrow Agent as the basis for a disbursement of Escrow Property, including amounts representing interest thereon, shall be accompanied by a certificate of the party requesting the disbursement to the effect that such order, judgment or decree is the final, binding, and conclusive decision or order of a court of competent jurisdiction, upon which certificate Escrow Agent may conclusively rely. The Indemnitors’ Representative shall notify the Indemnitors of the delivery of any Distribution Notice promptly following receipt thereof.

(b) Any distribution made to the Indemnitees from the Escrow Account shall be made first by releasing from each Indemnitor’s Cash Fund an amount of Escrow Cash equal to such Indemnitor’s Respective Contribution of such distribution and second, to the extent any Indemnitor’s Respective Contribution of such distribution has not been satisfied from such Indemnitor’s Cash Fund (or such Indemnitor does not have a Cash Fund), by selling Escrow Shares on behalf of such Indemnitor sufficient to satisfy such Indemnitor’s remaining Respective Contribution of such distribution (not already satisfied from such Indemnitor’s Cash Fund). Such sale shall occur as soon as practicable but no sooner than five Business Days after the receipt by the Escrow Agent of the Distribution Notice pursuant to Section 3.1(a). Each of the Indemnitors shall have the right to substitute cash for some or all of the Escrow Shares held in the Escrow Account for the benefit of such Indemnitor that would otherwise be sold to satisfy such Indemnitor’s Respective Contribution of such distribution, in accordance with Section 2.1(a), provided that such substitution shall occur no later than two Business Days after receipt by the Escrow Agent of such Distribution Notice. In no event shall (i) any Indemnitor have any obligation to contribute any additional amount or property to the Escrow Account in the event that such Indemnitor’s Cash Fund or Escrow Shares are insufficient to satisfy such Indemnitor’s Respective Contribution of such distribution or (ii) any portion of any Indemnitor’s Escrow Property be used to satisfy any portion of any other Indemnitor’s Respective Contribution.

3.2. Distribution Following Indemnification Expiration Time. Within three Business Days after the Indemnification Expiration Time, the Escrow Agent shall distribute (such distribution as adjusted pursuant to the other provisions of this Section 3.2, the “Final Distribution Amount”) to each Indemnitor the Escrow Property then held in the Escrow Account with respect to such Indemnitor. Notwithstanding anything to the contrary in this Section 3.2 or anywhere else in this Agreement, if, prior to the Indemnification Expiration Time, an Indemnitee has provided to the Escrow Agent a written notice (a “Claim Notice”) containing a claim which has not been resolved prior to the Indemnification Expiration Time (the amount estimated in such Claim Notice in respect of such unresolved claim or any amended version of such Claim Notice delivered by the applicable Indemnitee to the Escrow Agent and the Indemnitors’ Representative being the “Claimed Amount”), the Escrow Agent shall hold back from the Final Distribution Amount with respect to each Indemnitor and retain in the Escrow Account on behalf of each such Indemnitor, such Indemnitor’s Respective Contribution of the Claimed Amount, with respect to all claims which have not then been resolved or resolved and not paid to the appropriate Indemnitee, by first retaining from each Indemnitor’s Cash Fund an amount of

Escrow Cash equal to such Indemnitor’s Respective Contribution of such Claimed Amount and second, to the extent any Indemnitor’s Respective Contribution of such Claimed Amount could not be satisfied from such Indemnitor’s Cash Fund (or such Indemnitor does not have a Cash Fund), by retaining Escrow Shares on behalf of such Indemnitor sufficient, based on the FMV of the Escrow Shares on the Indemnification Expiration Time, to satisfy such Indemnitor’s remaining Respective Contribution of such Claimed Amount (not already satisfied from such Indemnitor’s Cash Fund) (the “Holdback Amount”). Any Escrow Property so retained in escrow shall be distributed only in accordance with the terms of Section 3.1 and Section 3.3.

3.3. Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Escrow Agent shall make a distribution to each Indemnitor (in proportion to their Percentage Interests) no later than March 15th of each year during the term of this Agreement in an amount equal to the product of 40% and the amount of income earned in respect of any Cash Fund held by the Escrow Agent in the previous calendar year in respect of such Indemnitor.

3.4. Method of Distribution. Any distribution of all or a portion of the Escrow Shares to be made to the Indemnitors pursuant to the terms of this Agreement, shall be made by delivery of such Escrow Shares, via book entry at Depository Trust Company in accordance with instructions from the Indemnitors or Indemnitors’ Representative. Any distributions of all or a portion of funds to be made to the Indemnitors pursuant to the terms of this Agreement shall be made to the Indemnitors by mailing checks to the Indemnitors at their respective addresses shown on Exhibit A or such other address as the Indemnitors’ Representative may specify for any Indemnitor in writing, or, if requested by the Indemnitors’ Representative on behalf of any Indemnitor, by wire transfer to an account specified in writing by the Indemnitors’ Representative on behalf of any Indemnitor.

3.5. Coordination with Stock Transfer Agent. The Escrow Agent is not the stock transfer agent for Azur Ordinary Shares. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Indemnitors when the Escrow Agent has delivered such Escrow Shares delivered such Escrow Shares, via book entry at Depository Trust Company in accordance with instructions from the Indemnitors or Indemnitors’ Representative.

SECTION 4. FEES AND EXPENSES

The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit B. In accordance with Exhibit B, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by the Company. The Company’s obligation under this Section 4 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

SECTION 5. LIMITATION OF ESCROW AGENT’S LIABILITY

The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (including the Merger Agreement) other than this Agreement. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone except for its own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, the Escrow Account, this Agreement or the Merger Agreement, or to prosecute or defend any such legal action or proceeding. If any portion of the Escrow Property is at any time attached, garnished or levied upon under any order, judgment or decree issued or entered by any court of competent jurisdiction (an “Order”), or in the case of payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Order, or in case any Order shall be made or entered by any court affecting such property of any party thereof, then and in any such event, the Escrow Agent is authorized to rely upon and comply with any such Order which it is reasonably advised by its legal counsel, whether internal or external, that such Order is binding upon without the need for appeal or other action. The Company and the Indemnitors’ Representative hereby agree to jointly and severally indemnify the Escrow Agent and its officers, directors, employees and agents (the “Escrow Agent Indemnified Parties”) for, and hold it and them harmless against, any actions, claims, losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees) incurred by or asserted against any of the Escrow Agent Indemnified Parties from and after the date hereof, arising from any claim, demand, suit, action or proceeding in connection with the performance by the Escrow Agent of this Agreement or the transactions contemplated hereby; provided, however, that, no Escrow Agent Indemnified Party shall have the right to be indemnified hereunder for any liability arising form the willful misconduct, bad faith, or gross negligence of such Escrow Agent Indemnified Party or breach of the terms of this Agreement. If any such action, claim, suit, demand or proceeding shall be brought or asserted against any Escrow Agent Indemnified Party, such Escrow Agent Indemnified Party shall promptly notify the Company and the Indemnitors’ Representative in writing and the Company and the Indemnitors’ Representative shall assume the defense thereof, including the retention of counsel. Such Escrow Agent Indemnified Party shall have the right to retain separate counsel in any such action, and to participate in the defense thereof, and the Company and Indemnitors’

Representative shall be jointly and severally responsible for all costs, fees and expenses associated with the employment of such separate counsel. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation or removal of the Escrow Agent.

SECTION 6. TERMINATION

This Agreement shall terminate upon the distribution in full by the Escrow Agent of all of the Escrow Property in accordance with this Agreement; provided, however, that the provisions of Sections 4, 5 and 9 shall survive such termination.

SECTION 7. SUCCESSOR ESCROW AGENT

7.1. Successor Escrow Agent. In the event that the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, the Company may appoint a successor Escrow Agent reasonably acceptable to Indemnitors’ Representative. If the Company fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Company, provided such instructions are reasonably acceptable to Indemnitors’ Representative, as to the transfer of the Escrow Property to a successor escrow agent.

7.2. Merger or Consolidation of Escrow Agent. Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

SECTION 8. INDEMNITORS’ REPRESENTATIVE

8.1. Appointment of Indemnitors’ Representative. By virtue of the execution of the Power of Attorney and Contribution Agreement, the Indemnitors have approved the indemnification provisions set forth in the Merger Agreement and this Agreement and the appointment of Seamus Mulligan as the Indemnitors’ Representative, to give and receive notices and communications, to authorize delivery to the Indemnitees of Escrow Property from the Escrow Account, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and comply with orders and awards of courts with respect to claims of the

Indemnitees hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Indemnitors’ Representative for the accomplishment of the foregoing.

8.2. Successor Indemnitors’ Representative. Any successor Indemnitors’ Representative appointed shall automatically become the Indemnitors’ Representative for all purposes of this Agreement upon the Escrow Agent’s receipt of the notice regarding the appointment of such successor Indemnitors’ Representative.

SECTION 9. MISCELLANEOUS.

9.1. Expenses. Except as set forth in this Agreement or the Merger Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.2. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented internationally-recognized overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below.

if to the Company:

Jazz Pharmaceuticals plc

45 Fitzwilliam Square

Dublin 2 Ireland

Attn: David Brabazon

Fax No.: +353-1-634-4170

or at such other address and to the attention of such other person as the

Company may designate by written notice to the Indemnitors’

Representative and the Escrow Agent.

with a required copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94306

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.: +650-849-7400

if to the Indemnitors’ Representative:

Seamus Mulligan

Woodlands, Barrymore

Athlone Co., Roscommon

Ireland

Fax No.: +353-1-260-7121

with a required copy (which shall not constitute notice) to:

McCann Fitzgerald Solicitors

Riverside 1

Sir John Rogerson’s Quay

Dublin 2 Ireland

Attn: Ben Gaflikan

Fax No.: +353-1-829-0010

if to the Escrow Agent:

Deutsche Bank National Trust Company

Attention: Nicole De Santis or Randi Perry

101 California Street, 47th Floor,

San Francisco, CA 94111

Fax No.: 415-617-4280

nicole.desantis@db.com

randi.perry@db.com

The Escrow Agent may reasonably assume that any Claim Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

9.4. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within that State. Each of the parties irrevocably (a) consents to submit itself to the personal jurisdiction of any state or federal court located in the state of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a state or federal court sitting in the State of Delaware. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any Legal Proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement by registered mail, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 9.4 shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL PROCEEDING ARISING OUT OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9.4.

9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

9.6. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.7. Entire Agreement; Amendment. This Agreement, the Deed of Covenant, the Merger Agreement and any other documents delivered by the parties in connection herewith or therewith constitute the entire understanding among or between any of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment executed and delivered by the Indemnitors’ Representative shall be deemed to have been approved by and duly executed and delivered by all of the Indemnitors.

9.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.9. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

9.10. Tax Reporting Information and Certification of Tax Identification Numbers.

(a) The parties hereto agree that each of the Indemnitors shall report and timely pay all taxes in respect of (i) any dividends in respect of Escrow Shares held for the benefit of such Indemnitor; (ii) any income realized by or attributable to the Escrow Shares held for the benefit of such Indemnitor, and (iii) all income earned on the Cash Fund deposited by or on behalf of such Indemnitor. The Indemnitors, severally and not jointly, agree to indemnify and hold the Company harmless from and against any and all such taxes for which the Company may have any liability, in each case, to the extent such taxes are attributable to the applicable Indemnitor’s interest in the Escrow Property.

(a) Each of the Indemnitors agrees to provide the Escrow Agent with its certified tax identification number by furnishing the Escrow Agent with Internal Revenue Service Form W-9 (or Form W-8, in the case of a non-U.S. person) and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property of the applicable Indemnitor held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the IRS.

(b) The Escrow Agent shall be entitled to deduct and withhold from any payment from this Agreement to any Indemnitors such amounts as the Escrow Agent may be required to deduct or withhold therefrom under the Code or under any Tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Indemnitor to whom such amounts would otherwise have been paid. To the extent that such amounts are required to be deducted or withheld by the Escrow Agent on behalf of an Indemnitor that exceed the Escrow Cash in such Indemnitor’s Cash Fund, the Escrow Agent is authorized to sell or otherwise dispose of, on behalf of such Indemnitor, the portion of the Escrow Shares otherwise deliverable to such Indemnitor, to enable the Escrow Agent to comply with such deduction or withholding requirement. The Escrow Agent shall notify the relevant Indemnitor that such sale and withholding or deduction was made and hold in such Indemnitor’s Cash Fund any balance of the proceeds of such sale not applied to the payment of taxes less any costs or expenses incurred by the Escrow Agent in connection with such sale.

9.11. Cooperation. The Indemnitors’ Representative agrees to cooperate fully with the Company and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.12. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

(g) The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between issuers of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. Unless an Indemnitor indicates an objection, Escrow Agent will provide the obligatory information to Parent upon request. An Indemnitor’s objection will apply to all securities held for such Indemnitor in the Escrow Account now and in the future unless such Indemnitor notifies Escrow Agent in writing.

IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

JAZZ PHARMACEUTICALS, INC.:

By:	/s/ Bruce C. Cozadd
Name:	Bruce C. Cozadd
Title:	Chairman & Chief Executive Officer

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

JAZZ PHARMACEUTICALS PLC:

By:	/s/ D. Brabazon
Name:	David Brabazon
Title:	Chief Financial Officer

INDEMNITORS’ REPRESENTATIVE:

By:	/s/ S. Mulligan
Name:	Seamus Mulligan

[SIGNATURE PAGE TO ESCROW AGREEMENT]

ESCROW AGENT:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
a national banking association

By:	/s/ Nicole M. DeSantis
Name:	Nicole M. DeSantis
Title:	Vice President

By:	/s/ Sonia N. Flores
Name:	Sonia N. Flores
Title:	Vice President

For internal use only

EXHIBIT A

INDEMNITORS

1 Indemnitor	2 Address and Fax Number	3 Number of Azur Ordinary Shares to be deposited	4 Pro Rata Percentage	5 Current Escrow Shares	6 Current Escrow Cash
Seamus Mulligan	[Address]	569,161	46.048%	569,161*	$0

Davycrest Nominees Limited	[Address]	535,835	43.352%	535,835*	$0

Balkan Investment Company	[Address]	9,611	0.778%	9,611*	$0

Morstan Nominees Limited	[Address]	2,884	0.233%	2,884*	$0

David Brabazon	[Address]	51,073	4.132%	51,073*	$0

Eunan Maguire	[Address]	36,081	2.919%	36,081*	$0

Anthony McMahon	[Address]	278	0.022%	278*	$0

Aoife Duffy	[Address]	23	0.002%	23*	$0

Aoife Fitzgerald	[Address]	1,109	0.090%	1,109*	$0

Bridget O’Brien	[Address]	1,903	0.154%	1,903*	$0

Carmel Marren	[Address]	34	0.003%	34*	$0

Elinor Reynolds	[Address]	167	0.014%	167*	$0

Fintan Keegan	[Address]	6,874	0.556%	6,874*	$0

Jean Beirne	[Address]	418	0.034%	418*	$0

Margot Foynes	[Address]	23	0.002%	23*	$0

Michael Murphy	[Address]	34	0.003%	34*	$0

Oliva Devane	[Address]	78	0.006%	78*	$0

Alan Goldberg	[Address]	170	0.014%	170*	$0

Alison Hagopian	[Address]	170	0.014%	170*	$0

Amy Dahlgren	[Address]	131	0.011%	131*	$0

Brian Hills	[Address]	102	0.008%	102*	$0

Charles Pulliam	[Address]	45	0.004%	45*	$0

Chris Dougherty	[Address]	50	0.004%	50*	$0

Dan Maas	[Address]	46	0.004%	46*	$0

Fred Kalush	[Address]	134	0.011%	134*	$0

Gil Robinson	[Address]	38	0.003%	38*	$0

Heidi Muller	[Address]	35	0.003%	35*	$0

Jeff Christensen	[Address]	189	0.015%	189*	$0

Jeff Mastrangelo	[Address]	619	0.050%	619*	$0

John Steuer	[Address]	67	0.005%	67*	$0

Jon Bloomfield	[Address]	149	0.012%	149*	$0

Julia Lamborn	[Address]	50	0.004%	50*	$0

Lisa Bartos	[Address]	67	0.005%	67*	$0

Lisa King	[Address]	35	0.003%	35*	$0

Matt Wiley	[Address]	1,771	0.143%	1,771*	$0

Matt Ruth	[Address]	3,226	0.261%	3,226*	$0

Michael Romanowicz	[Address]	952	0.077%	952*	$0

Michelle Taylor	[Address]	631	0.051%	631*	$0

Mike Kelly	[Address]	10,384	0.840%	10,384*	$0

Mike Potestio	[Address]	226	0.018%	226*	$0

Nichole Lepere	[Address]	23	0.002%	23*	$0

Pam Cain	[Address]	64	0.005%	64*	$0

Quin Dinh	[Address]	449	0.036%	449*	$0

Rose Nazarian	[Address]	17	0.001%	17*	$0

Sonja Hokett	[Address]	177	0.014%	177*	$0

Stefan Haar	[Address]	35	0.003%	35*	$0

Sue Bonisolli	[Address]	83	0.007%	83*	$0

Susan Leveille	[Address]	88	0.007%	88*	$0

Tammy Sanford	[Address]	28	0.002%	28*	$0

Tim Mullen	[Address]	39	0.003%	39*	$0

Tim Warthan, Jr.	[Address]	58	0.005%	58*	$0

Wallace Hastings, III	[Address]	83	0.007%	83*	$0

*	Assuming initial deposit of Azur Ordinary Shares in accordance with the terms of the Agreement.

EXHIBIT B

ESCROW AGENT’S FEES AND EXPENSES

Our fees to serve as Escrow agent are calculated as follows:

Acceptance fee:	$2,500

This one time charge is payable at the time of the closing and includes the review and execution of the agreements and all documents submitted in support thereof and establishment of accounts.

Escrow Agent Administrative Fee	$5,000

This one-time fee covers escrow agent duties and responsibilities related to account administration and servicing for the life of the account, which may include maintenance of accounts on various systems, custody and securities servicing, vault services, paying agent duties, reporting, etc. The fee is payable in advance and shall not be prorated.

Escrow Disbursement Fee (wire or check)	$50/each
Miscellaneous Fees

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in DBNTC’s sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, required tax reporting (1099/1042), electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

Office Information
Office Name and Address:
Deutsche Bank National Trust Company
101 California Street, 47th floor
San Francisco, CA 94111

Administrator Contact Person	Joe Dattoli, VP
E-mail:	joseph.dattoli@db.com

Deutsche Bank Alex. Brown fees to serve as Broker Dealer in connection with the Escrow agent account are as follows:

Acceptance and Administrative Fee :	Waived

This one time charge includes the review and execution of the escrow agent agreement (and all documents submitted in support thereof), initial establishment of the shareholder records, initial establishment of the escrow agent account, administration fee for the life of the issue. This fee is payable upon execution of the agreements.

EXHIBIT B

Additional Activity Fees (if applicable):

Disbursement via Wire Transfer	$50/each
(this fee can be deducted from shareholder’s disbursement amount)

Account Set up & Administration Fee	Waived

Security Transaction Fee:	Per Transaction

Miscellaneous Fees

Pershing LLC, the custodian of the brokerage accounts may charge additional fees directly to the account holder including but not limited to administrative, processing, reorg, or service fees.

The fees for performing extraordinary services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule (the “Extraordinary Services”) will be commensurate with the service to be provided and will be charged in DBAB’s sole discretion. DBAB will notify the client and obtain its consent prior to performing any Extraordinary Services.

A. Review Period:

•	This proposal is subject to satisfactory documentation review of the transaction as well as our own internal credit, conflict and approval process for both new transactions and new clients.

•	All documentation will be subject to California law, unless otherwise specified in the governing documents.

•	We reserve the right to consult legal counsel during documentation review. In the event legal charges are incurred, these charges are your sole responsibility.

•

If this transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees and costs associated with due diligence on the transaction.

B. Disclosures:

•	We reserve the right to review our fee arrangement should circumstances warrant.

•

You are responsible for extraordinary expenses and fees for the performance of services not contemplated at the time of the execution of the documents or not specifically covered in the agreement or fee schedule. Such extraordinary fees and expenses include, but are not limited to, those arising from Bondholder meetings, activities relating to default and workout situations, travel and travel-related expenses, and amendments and releases.

•	Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell money market mutual funds (“MMF”) shares with the MMF provider(s) or their agents.

•

Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell deposits, securities and other financial instruments with Deutsche Bank Securities, Inc. (DBSI), our affiliated registered broker-dealer.

•	If you choose to invest in a proprietary MMF, we and/or our affiliates may earn investment management fees and other fees associated with these MMFs, as disclosed in the relevant

EXHIBIT B

MMF’s prospectus, in addition to the charges quoted above. Also, we have entered into agreements with certain MMFs, including proprietary MMFs, or their agents, to provide shareholder services to those MMFs. We are paid a fee by the MMFs for providing these shareholder services that, calculated on an annual basis, does not exceed 80 basis points per annum of the average daily balance of the amount of your investment in these MMFs. Qualified Funds are those MMFs that pay incentive payments to us and, in some cases, are part of our automated internal trade order entry system. We also make available other MMFs that are not Qualified Funds. Please note, however, that the transaction charges described above apply to each transaction in these MMFs. We may receive other compensation from the advisers to or other affiliates of the MMFs.

•	If you choose to use other services provided by any of our affiliates, we may be allocated a portion of the fees earned.

•	We will provide periodic account statements describing transactions executed for your account(s). Confirmations of trades will be available upon your request at no additional charge.

•

Shares of MMFs are not deposits or obligations of, or guaranteed by, us or any of our affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. Investments in the MMFs involve the possible loss of principal. Please read the prospectus carefully before investing.

•

For multi-currency financing arrangements, we may also place orders to buy/sell currencies with any of our affiliates. These transactions (for which normal and customary spreads may be earned) will be executed by such affiliates on a principal basis solely for your account(s) and without recourse to us or any such affiliates.

C. Important Information about Procedures for Opening a New Account

To help fight the funding of terrorism and money laundering activities, Deutsche Bank obtains, verifies, and records information that identifies individuals or entities that establish a relationship or open an account with DB. What this means: We will ask for the name, address, tax identification number and other information that will allow us to identify the individual or entity who is establishing the relationship or opening the account. We may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

EXHIBIT B

We hereby request that you indicate your agreement with the above Fee Schedule and Other Provisions by signing in the space provided below. It is understood and agreed that the provisions of the Fee Schedule and Other Provisions contained herein will survive execution of the final document relating to this transaction to the extent they do not conflict with the final governing documents.

Accepted and agreed:

Signature:	/s/ D. Brabazon
Print Client Name: David Brabazon on behalf of Jazz Pharmaceuticals plc
Date : January 18, 2012
Tax ID: Not Applicable

[SIGNATURE PAGE TO EXHIBIT TO ESCROW AGREEMENT]

EXHIBIT C

AUTHORIZED INVESTMENT

The Escrow Agent shall invest and reinvest the Escrow Cash, upon the written instructions received from the Indemnitors’ Representative, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States or (b) insured certificates of deposit of, or time deposits with, any commercial bank that: (i) is a member of the U.S. Federal Reserve System, (ii) issues commercial paper rated at least “Prime 1” (or the then-equivalent grade) by Moody’s Investor Service, Inc. or “A-1” (or the then-equivalent grade) by Standard & Poor’s Rating Services, (iii) is organized under the laws of the United States or any state thereof, and (iv) has combined capital and surplus of at least $1 billion. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. In the absence of written instructions received from the Indemnitors’ Representative, the Escrow Cash shall be invested in the Federated Prime Value Obligations fund #856.

EXHIBIT C

EXHIBIT D

DEPOSIT INSTRUCTIONS

To:

Deutsche Bank National Trust Company

Attention: Corporate Escrow Manager

101 California Street, 47th Floor,

San Francisco, CA 94111

Fax No.: 415-617-4280

Copy: Jazz Pharmaceuticals plc

Indemnitors’	Representative

Reference is made to that certain Escrow Agreement (the “Escrow Agreement”), dated January 18, 2012, by and among Jazz Pharmaceuticals plc (“Company”), Jazz Pharmaceuticals, Inc. (“Jazz, Inc.”), Seamus Mulligan, as representative (the “Indemnitors’ Representative”) of certain shareholders of the Company and Deutsche Bank National Trust Company, a national banking association (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Escrow Agreement.

Pursuant to Section 2.1(b) of the Escrow Agreement, the undersigned hereby provides Deposit Instructions and notifies the Escrow Agent, the Indemnitors’ Representative and the Company of the undersigned’s election to substitute $            (the “Cash”) for             of the Escrow Shares held in the Escrow Account on behalf of the undersigned (the “Released Shares”) and instructs the Escrow Agent to accept the Cash and hold it in the Escrow Account on behalf of the undersigned and distribute the Released Shares to the undersigned in accordance with the delivery instructions below.

The undersigned delivers the Cash (pursuant to wire instructions previously provided to the undersigned by the Escrow Agent) to the Escrow Agent together with this Deposit Instructions. The undersigned represents and certifies to the Escrow Agent, the Indemnitors’ Representative and the Company that: (a) the FMV of the Released Shares of the date hereof is $             ; and (b) the Cash equals the FMV of the Released Shares as of the date hereof, all in accordance with the terms of the Escrow Agreement.

Delivery Instructions:

Very truly yours,

EXHIBIT D